EXHIBIT 23.1



                         CONSENT OF ARTHUR ANDERSEN LLP

As Independent Certified Public Accountants, we hereby consent to the incorporation by reference in the accompanying Registration Statement on Form S-8 pertaining to the US Diagnostic Inc. 1995 Long Term Incentive Plan, of our report dated March 28, 1997, with respect to the consolidated financial statements of US Diagnostic Inc. included in its Annual Report on Form 10-KSB for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                                     /s/ ARTHUR ANDERSEN LLP

West Palm Beach, Florida
February 6, 1998.